UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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Xx	Preliminary Information Statement

o	Definitive Information Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

U.S. LITHIUM CORP.

(Name of Registrant as Specified in Its Charter)

______________________________

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U.S. LITHIUM CORP.

12340 Seal Beach, Blvd. Suite B-190

Seal Beach, CA  90740

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to our Articles of Incorporation changing the name of the corporation from

U. S. Lithium Corp. to BioELife Corp.

This action was approved by written consent of our Board of Directors on January 27, 2020 and by the holders of a majority of our voting capital stock, in accordance with the Nevada Revised Statutes. Our directors and the holders of a majority of our outstanding common stock, as of the record date of January 27, 2020, have approved the Name Change as being in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date this Information Statement has been mailed to our shareholders. This Information Statement is expected to be first mailed to you on or about February 9, 2020.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 27, 2020, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.  THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is expected to be first mailed or furnished to stockholders on or about February 9, 2020.

U.S. LITHIUM CORP.

12340 Seal Beach, Blvd. Suite B-190

Seal Beach, CA  90740

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE COMMON STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS

 AND NO STOCKHOLDERS' MEETING WILL BE HELD

 TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of U.S. Lithium Corp. (the "Company") as of January 27, 2020 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize a change in the Company’s name. The name will be changed from U.S. Lithium Corp. to BioELife Corp.

 OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share, of which 9,409,970 shares were outstanding as of January 27, 2020.  The Company has no other class of stock authorized.

VOTE REQUIRED

Our ability to undertake the name change without a meeting of our Shareholders is authorized by Section 78.320 of the Nevada Revised Statutes. The Nevada Revised Statutes generally provides that a Nevada corporation may substitute for action on a matter by its shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least a majority of the voting power of the Company’s outstanding capital stock. In accordance with this provision, we obtained the written consent of the holders of a majority of our issued and outstanding shares to the name change. As a result of the action of these shareholders, we are not soliciting proxies, and there will be no further shareholder action on the name change. Holders of record of the Company’s Common Stock are entitled to notice of the action taken by written consent approving the name change.

VOTE OBTAINED

The consenting stockholders voting in favor of the name change described herein cast a total of 5,793,604 votes in favor of the name change. Because this constitutes 61.568% of the 9,409,970 total possible votes, no action is needed by the minority stockholders in connection with the name change. The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 61.568% of the outstanding voting stock, are as follows:

Name	Affiliation	Common Shares Held	Percent of Class
William Marciniak	Shareholder	675,000	7.17%
Windward International LLC (1)	Shareholder	905,898	9.63%
Moonlight Ventures Ltd (2)	Shareholder	470,000	4.99%
Olive Green Holdings Ltd (3)	Shareholder	470,000	4.99%
The Magic Owl Corp. (4)	Shareholder	329,949	3.51%
Ravenhill International Holdings (5)	Shareholder	910,257	9.67%
Red Hibiscus International Ltd (6)	Shareholder	470,000	4.99%
Rosemary Espinosa	Shareholder	70,000	0.74%
MKB Consultancy International (7)	Shareholder	470,000	4.99%
SPB Capital (8)	Shareholder	100,000	1.06%
Estate of Josephine Scotti (9)	Shareholder	75,000	0.80%
POP Holdings Ltd., (10)	Shareholder	447,500	4.76%
John W. O’Hara	Shareholder	400,000	4.25%
TOTAL		5,793,604	61.57%

(1)Richard Smith is owner of Windward International LLC and therefore is beneficial owner of 905,898 shares or 9.63% of U.S. Lithium Corp. He is the father of Christopher R. Smith.

(2)Renate Panov is owner of Moonlight Ventures and therefore is beneficial owner of 470,000 shares or 4.99% of U.S. Lithium Corp.

(3)Phillip Arthur Hickinbottom is owner of Olive Green Holdings and therefore is beneficial owner of 470,000 shares or 4.99% of U.S. Lithium Corp.

(4)Daria Volozhaninova is owner of The Magic Owl Corp. and therefore is beneficial owner of 329,949 shares or 3.51% of U.S. Lithium Corp.

(5)Simon Kenneth Hall is owner of Ravenhill International Holdings Investments and therefore is beneficial owner of 910,257 shares or 9.67% of U.S. Lithium Corp.

(6)Maria Aracena Gomez is owner of Red Hibiscus International Ltd and therefore is beneficial owner of 470,000 shares or 4.99% of U.S. Lithium Corp.

(7)Andrew Peter Balchin is owner of MKB Consultancy International and therefore is beneficial owner of 470,000 shares or 4.99% of U.S. Lithium Corp.

(8)Stefano Bertamini is owner of SPB Capital and therefore is beneficial owner of 100,000 shares or 1.06% of U.S. Lithium Corp.

(9)Andrew Scotti is the executor of the Estate of Josephine Scotti which owns 75,000 shares or 0.80% of U.S. Lithium Corp.

(10)Christopher R. Smith is owner of POP Holdings Ltd. and therefore is beneficial owner of 447,500 shares or 4.76% of U.S. Lithium Corp. He is the son of Richard Smith.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of a majority of the outstanding voting capital stock of the Company:

APPROVING AND ADOPTING A CHANGE OF NAME FOR THE CORPORATION. THE NAME WILL BE CHANGED FROM U.S. LITHIUM CORP. TO BIOELIFE CORP.  THERE WILL BE NO OTHER CHANGE TO THE ARTICLES OF INCORPORATION.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors believes that the stockholders of the Company will benefit from the name change because the new name better reflects the primary focus of our business activities which is the purchase, marketing, distribution, and sales of hemp and CBD oils and products.

The name change will not change or affect any other provision of our Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of January 27, 2020, by: (i) each of our director(s); (ii) each of our named executive officer(s); and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name of Beneficial Owner	Affiliation	Amount of Ownership	Percent of Class
Gregory Rotelli	CEO, CFO, Director	Nil Common Shares	0.00%
Eric Allison	Director	Nil Common Shares	0.00%
Christopher R. Smith	Shareholder	905,898 Common Shares	9.63%
William Marciniak	Shareholder	675,000 Common Shares	7.17%
Simon Kenneth Hall	Shareholder	910,257 Common Shares	9.67%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of January 27, 2020, there were 9,409,970 shares of our common stock issued and outstanding.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no dissenter’s rights under Nevada Law, the Company’s Articles of Incorporation, or the Company’s By-Laws to dissent from the name change.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed name change action, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended December 31, 2018.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: January 29, 2020

By Order of the Board of Directors

/s/ Gregory Rotelli

Chief Executive Officer and Director